 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported):  May 23, 2013

CNS RESPONSE, INC.

(Exact name of Company as specified in its charter)

Delaware	001-35527	87-0419387
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

85 Enterprise, Suite 410

Aliso Viejo, CA 92656

(Address of principal executive offices)

(949) 420-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2013 annual meeting of stockholders of CNS Response, Inc. (“the Company”), held on May 23, 2013 (the “2013 Annual Meeting”), the holders of the Company’s common stock voted to elect each of the following directors to serve until the next annual meeting and until his successor is elected and qualified:

Director	Votes For	Votes Withheld	Broker Non-Votes
Thomas Tierney	26,259,685	12,254	0
Walter Schindler	26,259,685	12,254	0
Zachary McAdoo	26,271,938	1	0
Richard Turner	26,271,939	0	0
John Pappajohn	26,271,939	0	0
Andrew Sassine	26,271,939	0	0
Robert Follman	26,259,685	12,254	0

At the 2013 Annual Meeting, the Company’s stockholders also voted on the following proposals:

Proposal	For	Against	Abstain	Broker Non-Votes
To amend the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”) in order to increase the number of shares of common stock, par value $0.001 per share, authorized for issuance under the Charter from 100,000,000 to 150,000,000	26,265,827	4,969	1,143	0
To amend the Company’s Charter in order to create one or more new series of preferred stock, par value $0.001 per share, and authorize 15,000,000 shares of such preferred stock for issuance	26,240,965	29,831	1,143	0
To adopt the Company’s 2012 Omnibus Incentive Compensation Plan, as amended, to award grants of up to an aggregate of 15,000,000 shares of common stock	26,220,273	25,657	26,009	0
To consider and provide an advisory (non-binding) vote to approve the compensation of the Company’s named executive officers as described in the proxy statement (the “Say-on-Pay Vote”)	26,269,744	52	2,143	0
To ratify the selection by the Audit Committee of the Company’s Board of Directors of Cacciamatta Accountancy Corporation as the Company’s independent registered accounting firm for the fiscal year ending September 30, 2013	26,270,421	0	1,518	Not applicable

Finally, at the 2013 Annual Meeting, the Company’s stockholders voted as follows on the proposal to consider and provide an advisory (non-binding) vote regarding the frequency of holding future Say-on-Pay Votes:

Every 3 Years	Every 2 Years	Every Year	Abstain	Broker Non-Vote
20,168,158	16,550	4,883,588	1,203,643	0

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Response, Inc.

	By:	/s/ Paul Buck
May 30, 2013		Paul Buck
Chief Financial Officer